Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Clean Energy Fuels Corp.:

We consent to the incorporation by reference in the registration statements (Nos. 333-255959, 333-226656, 333-145434, 333-150331, 333-156776, 333-159799, 333-164301, 333-168433, 333-171957, 333-174989, 333-177043, 333-178877, 333-179223, 333-186705, 333-187456, 333-189925, 333-190536, 333-192221, 333-193243, 333-201379, 333-208868, and 333-211934) on Form S-3 and Form S-8 of our report dated February 24, 2022, with respect to the consolidated financial statements and financial statement schedule II of Clean Energy Fuels Corp. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Irvine, California

February 24, 2022